SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2002

Genesco Inc.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	0211340

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Murfreesboro Road Nashville, Tennessee	37217-2895

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                 (615) 367-7000

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.
SIGNATURE

Item 9. Regulation FD Disclosure.

     Genesco Inc. announces plans for Ben T. Harris, Chairman and Chief Executive Officer, Hal N. Pennington, President and Chief Operating Officer, and James S. Gulmi, Senior Vice President-Finance and Chief Financial Officer, to make a presentation on the Company at the Banc of America Securities Consumer Conference at 11:40 p.m. Eastern Time on Monday, April 8, 2002. A live audio feed of the presentation will be accessible on the Internet through the Company’s website at www.genesco.com.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Genesco Inc.

By: /s/ Roger G. Sisson
Name: Roger G. Sisson
Title: Secretary and General Counsel
Date: April 4, 2002

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